Felicitex Therapeutics Inc.
27 Strathmore Road, Natick MA 01760
Telephone: 917-361-8514
www.felicitex.com

NAME: Quateris, LLC. (hereinafter called "Sub-tenant") **and** Felicitex Therapeutics, Inc. (hereinafter called "Sub-lessor"), agree to the following terms and conditions of the Sub-lease described within and agree to the following Basic Monthly Charges, Service Limits, Options and Opening Charges. Initial opening date of the sub-lease is: March 15th, 2017. All checks other than the Opening Charges are to be mailed to Felicitex Therapeutics Inc., 45 Ridge Rd., Newton MA 02468 to ARRIVE NO LATER THAN THE 10th OF EVERY MONTH

BASIC MONTHLY RENT:

$ ~~$2,500~~ $3,640 IA MV — Part of the first Floor, Dedicated Labs 3,4,5 (as indicated on the attached map) Sub-lease starting on March 15, 2017 (payable on the 10th of each month with base monthly rent for any partial months to be pro-rated). 1-Year Sub-lease to end March 14th, 2018, unless earlier terminated as set-out herein. Monthly Membership fee

Waived

$ ~~2,500~~ 3,640 TOTAL

MV

COMMUNICATION PACKAGE SHARED with FELICITEX and TarMeta: (SEE ADDENUM #1 ATTACHED – Internet Access Agreement)

1	Communication Package Includes: Access to high speed wireless connection and two connected lines in lab, one in office .
0	Telephone Package: includes one phone and phone line with local and long distance included. International calls are billed extra.
0	Phone Lines @ $75.00 per month line equals: Unlimited calling in continental US

TOTAL COMMUNICATION PACKAGE (INVOICED MONTHLY): $ 0.00

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TOTAL BASIC MONTHLY CHARGE $ ~~2,500~~ 3,640 (Basic Monthly Rent + Communications Package)

OPENING CHARGES :

$2,500	First Month's Rent (Monthly Basic Charge) due At Sub-lease Signing. Payment of this amount by Sub-tenant shall entitle Sub-tenant to the right to occupy the space covered under this Sub-lease beginning on March 15, 2017, failing which Sub-lessor shall immediately refund any monies paid by Sub-tenant to Sub-lessor or Lessor if so requested by the Sub-tenant in writing, and this Sub-lease will be considered by both parties to be immediately terminated, with no remaining obligations by Sub-tenant to Sub-lessor.
$2,500	Security Deposit (1 Months Rent) due on or before April 15, 2017
$waived	Set up charge: keys, internet set up, access pass Office key and Building access fob programming.

TOTAL OPENING CHARGES: $5,000

IA

Initials: MV

LEASE PERIOD: 24 Months. The term of this Sub-lease will commence on 3/15/2017 and will continue in full force and effect for one (1) lease period, unless terminated at an earlier date as set-out in the Termination section of this Sub-lease below, if written notice of intent to terminate is not given at least ninety (90) days prior to Lease expiration, then the Lease will automatically renew itself for an additional lease period. The lease period will continue in full force and effect for one year and will automatically renew each year thereafter until the Tenant or Lessor gives written notice to the other of intention to terminate this Lease prior to ninety (90) days before the expiration of the lease period, in which case the Lease hereby created shall terminate at the end of that one (1) year period (new period, not initial 2 year lease). If the initial opening date falls on any date within the month, the time elapsed from that date to the first day of the following month or the date of commencement of the lease period shall also be subject to the same terms and conditions of the Lease. In the event the Tenant does not elect to execute a successor Lease Agreement, Tenant shall vacate the premises by the expiration date, or, in the event the Tenant continues to occupy the premises after the expiration date without having extended this Lease Agreement, it shall be on a month-to-month basis at the Base Monthly Rent plus one hundred fifty ($150.00) dollars once including both lab and office. Lessor shall deliver the premises to Tenant on the commencement of the term broom clean and free of all tenants and occupants. If Lessor is unable to deliver possession of premises to Tenant at the commencement of the term in the condition required, Lessor will not be liable for any resulting damage, and Tenant will not have to pay the Monthly Charge (as herein defined until Lessor can deliver possession), provided if Lessor fails to so deliver the premises for 30 days, Tenant may terminate this Lease upon written notice.

During the term of the Sub-lease, Sub-tenant is entitled to the services and facilities as noted here. The description of the services are stated in this Sub-lease, and the extent of allowances and basic monthly charges as noted in the Sub-lease.

SECURITY DEPOSIT: The Sub-tenant shall pay to the Sub-lessor an amount equivalent to one months rent, which shall be held as security for the Sub-tenant's performance as herein provided and refunded to the Sub-tenant at the end of the Sub-lease, or its Termination, whichever comes first, subject to the Sub-tenant's satisfactory compliance with the conditions herein in accordance with the termination procedures described in the Sub-lease.

MONTHLY CHARGES: The Sub-tenant shall pay to the Sub-lessor a Total Basic Monthly Charge at the rate specified on Page 1 of this Sub-lease, payable to Kaufman Nir, LLC on the 15th day of each month, which is considered payment for office/lab space and items specified. Payments later than 5 days are subject to a $50 late fee plus 1 ½ % per month (18% annual) interest on unpaid balance.

ADDITIONAL CHARGES: Promptly once a month, the Sub-lessor shall submit to the Sub-tenant, in writing, a statement of any additional charges incurred by the Sub-tenant pursuant to the provisions of this Sub-lease. This would likely only be any foreign calls made from the conference room(s). All tenants will receive a code for their billing use. Calls in the continental US are no charge. Payment will be due on the 15th day of the next month. Failure of the Sub-tenant to pay any proper additional charges beyond the Total Monthly Basic Charge or including that charge for 30 days after Sub-lessor's notice, shall be cause for termination of this agreement at the Sub-lessor's discretion. Any Monies due the Sub-lessor and not paid by the Sub-tenant will be paid from the security deposit held by the Sub-lessor. Any balance after said Monies are paid will be returned to the Sub-tenant upon termination of the Sub-lease.

COMPLIANCE WITH LAWS/USE OF LEASED PREMISES: The Tenant shall use the leased premises only for the purpose of conducting legitimate business activities. The Tenant acknowledges that no trade or occupation shall be conducted in the leased premises or use made thereof which will be unlawful, noisy or contrary to any law or any municipal by-law or ordinance in force in the city or town in which the premises are situated. The Lessor represents and warrants that the premises is in compliance with all Massachusetts Building Code requirements and all permits necessary for the occupancy and laboratory operations of the Tenant have been obtained from the Town of Natick or other governmental authority. All trash disposal costs will be covered by KaufmanNir, LLC except solvent waste which will cost approx. $12 – 15 per gallon. Tenant is familiar with MWRA rules on what can be put down plumbing and what would solvent waste would need to be disposed of safely.

FIRE & OTHER INSURANCE: The Tenant shall not permit any use of the leased premises which will nullify any insurance on the property of which the leased premises are a part, or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association, or any similar body succeeding to its power. Tenant is required to carry insurance for their personal items as well as workers

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Initials: MV

comp insurance. The Tenant shall discuss with Lessor any change in operations that would result in increased hazards that result in increased insurance premiums for the Lessor or neighboring tenants. Should such activities be approve, Tenant shall on demand reimburse the Lessor all extra insurance premiums caused by the Tenant's undertaking of hazardous activities on the premises. Please contact Rob@pagelugton.com for all insurance matters.

SAFETY HAZARDS: The Tenant agrees not to use any coffee makers, small electrical appliances, portable heaters, refrigerators, etc., or anything of an electrical nature without the written permission of the Lessor. The Tenant agrees to keep all hallways, courtyards, entrance doors, etc., clear of any boxes, packages, or accumulated paraphernalia.

HAZARDOUS SUBSTANCE: Tenant agrees not to use, store, generate, treat, transport, or dispose of any Hazardous Substance in the Premises, the Building, or the Building site without the written approval of the Lessor, which approval shall not be unreasonably withheld or delayed or conditioned. Tenant further agrees and will be responsible to the extent required by law for full clean-up costs, claims, demands, or expenses relating to the air, water, soil, or in, on, or about the Premises or Building, or Building site, to the extent required as a result of Tenant's, any of its contractor's or subcontractor's, or affiliate's use, storage, generation, treatment, transport, or disposal of any Hazardous Substance in the Premises, the Building, or the Building Site without the written approval of the Lessor. Lessor hereby agrees to defend, indemnify and hold Tenant harmless from and against any and all loss, cost, damage, claim or expense (including legal fees) incurred in connection with or arising out of or relating in any way to the presence of hazardous or toxic materials or oil as of the date hereof in or on the premises or the land on which the premises is located.

MAINTENANCE OF PREMISES: The Sub-tenant agrees to maintain the leased premises in the same condition as they were at the commencement of the Sub-lease or as they may be put in during the term of the Sub-lease, reasonable wear and tear, damage by fire and other casualty only excepted, and whenever necessary, to replace any broken glass therein, acknowledging that the leased premises are now in good order. The Sub-tenant shall not permit the leased premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste by Sub-tenant or its contractors.

CARPETING: The Sub-tenant also agrees that they will pay for any carpet cleaning or replace the carpet in the office if it cannot be properly cleaned. This is only to apply to damage done by the Sub-tenant or their employees or clients beyond reasonable wear and tear.

TELEPHONES: Are supplied with Communication Package if requested and included in monthly fees.

ALTERATIONS/ADDITIONS: The Tenant shall not make structural alterations or additions to the leased premises, but may make non-structural alterations provided the Lessor consents thereto (which consent shall not be unreasonably withheld or delayed or conditioned), in writing, which alterations shall be at Tenant's expense and shall be in quality at least equal to the present construction. Tenant shall not permit any mechanic's liens, or similar liens, to remain upon the leased premises for labor and/or material furnished to Tenant in connection with work of any character performed or claimed to have been performed at the direction of Tenant and shall cause any such lien to be released forthwith without cost to Lessor. Any alterations or improvements made by the Tenant shall become the property of the Lessor at the termination of occupancy.

LESSOR'S EQUIPMENT: All common equipment (i.e., desks, chairs, lab benches, telephone system, fax, copier, etc.) used in the building for the convenience of tenants is the sole property of lessor. Tenant agrees not to remove or alter any piece of Lessor's equipment or wiring nor attach any item to the Lessor's equipment. All common furniture is the sole property of Kaufman Nir, LLC. and is used for the convenience of all tenants. Furniture provided in individual offices/labs is the sole property of Kaufman Nir, LLC. and is provided for use with the office/labs. It cannot be removed from the premises and must be returned to the Lessor at the end of the Lease in the same condition as it was at the beginning of the lease, reasonable wear and tear excepted.

RESTRICTED AUTHORIZED USE OF OFFICE AND RELATED SERVICES: Sub-tenant agrees to pay all reasonable administrative costs for subsequent changes in employees and associates and to inform the Sub-lessor all changes in a timely manner. The Sub-tenant also agrees not to allow or permit use of their office/lab or access to the building by anyone not authorized by the Sub-lessor. Failure to abide by these restrictions will necessitate the Sub-tenant returning all keys (building/office) to the Sub-lessor upon demand.

TERMINATION: Any notice from the Sub-lessor to the Sub-tenant relating to the sub-leased premises or to the occupancy thereof shall be deemed duly served if mailed to the sub-leased premises, registered or certified mail return receipt requested, postage prepaid, addressed to the Sub-tenant. Any notice from the Sub-tenant to the Sub-lessor relating to the leased premises or to the occupancy thereof, shall be deemed duly served if mailed to the Sub-lessor by registered or certified mail, postage

Initials: MW IA

prepaid, addressed to the Sub-lessor at such address. Termination of the leased premises will be effective at the end of the lease period if such notice is received by either party prior to ninety (90) days in advance of the expiration of the lease period.

If the decision is made by the Sub-tenant to terminate the lease agreement at any time, including prior to the end of this Sub-lease, Sub-tenant will be responsible for notifying the Sub-lessor within 90 days of the expected termination date (the "Termination Date"). If the Sub-lessor will not being using the space covered under this Sub-lease, both Sub-lessor and Sub-tenant will use commercially reasonable efforts to secure a replacement sub-tenant for the space occupied by the Sub-tenant under this Sub-lease. In the event that Sub-lessor will not be using the space covered under this Sub-lease, the Sub-tenant will pay the Total Monthly Basic Charge to the Sub-lessor for each 30-day period following the Termination Date during which no replacement sub-tenant has been secured for the space covered under this Sub-lease, up to a maximum of three (3) such 30-day periods and the Sub-lessor agrees that this Sub-lease will be considered terminated and that the Sub-tenant will have no further obligations to the Sub-lessor related to this Sub-lease. The Sub-lessor agrees that the Sub-tenant will no longer be held liable for any rent or Total Monthly Basic Charge that would have been due to the Sub-lessor under the original terms of this Sub-lease agreement, and will be discharged from any further obligations of payments to the Sub-lessor. This provision states that Quateris, LLC. or any of their agents, members, employees or contractors, shall not be held liable for any losses that may be incurred to the Sub-lessor due to early termination of this Sub-lease agreement.

ASSIGNMENT/SUBLEASING: The Sub-tenant shall not assign or sublet the whole or any part of the Sub-leased premises without Sub-lessor's prior written consent, which consent shall not be unreasonably witheld or delayed or conditioned.

OTHER PROVISIONS:

SURRENDER: The Sub-tenant shall at the expiration or other termination of this Sub-lease remove all Sub-tenant's good and effects from the sub-leased premises. Sub-tenant shall deliver to the Sub-lessor the leased alterations and additions made to or upon the sub-leased premises, in the same condition as they were at the commencement of the term, or as they were put in during the term hereof, reasonable wear and tear excepted. In the event of the Sub-tenant's failure to remove any of their property from the premises, Sub-lessor is hereby authorized without liability to Sub-tenant for loss or damage thereto, and at the sole risk of Sub-lessor's control or to sell at public or private sale, without notice any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.

LIMITATION OF LIABILITY: It is understood and agreed that neither the Sub-lessor nor any of its agents or employees shall be liable for any loss, liability, or service to be furnished by the Sub-lessor hereunder or in the equipment supplied in connection with such service if storm, war, insurrection, or civil disturbance, act, or other restriction imposed by any governmental body or authority, strike, lockout, shortage of materials, epidemic, or any cause beyond the control of the Sub-lessor or was due to any error omission on the part of any agent or employee of the Sub-lessor otherwise, provided loss of any utility services to the premises for 5 consecutive days shall entitle Sub-tenant to abate all monthly rent payments during the period of such loss of services. In no event shall Sub-lessor or Sub-tenant have any liability hereunder for any consequential, special or indirect damages in connection with this Sub-lease.

WHOLE AGREEMENT: This agreement contains all the terms relating to the Sub-tenant's use and occupancy of the premises described and the services to be furnished by the Sub-lessor in connection therewith. No representation or statement made by either party prior to the signing of this agreement shall be binding unless specifically contained herein, and no modification or changes shall be effective unless contained in writing signed by both parties or their respective duly authorized agents.

In Witness Whereof the Sub-lessor has caused this instrument to be signed in its name and behalf by its duly authorized officer and the Sub-tenant has hereunto affixed his/her/its signature, or cause its name to be signed by its duly authorized officer, in duplicate, as of the date first written.

SUB-LESSOR:

Felicitex Therapeutics Inc.

[signature] 3/15/2017

Manager **Date**

Initials: [initials]

Sub-tenant: Quateris, LLC.

Company: Quateris, LLC.

Name: ~~Malcolm MacKenzie~~ Ilya Alesan/Member Director

Street: ______

City: ______ ______ ______

Email: ~~malcolmmackenzie2@gmail.com~~ ilyaa@gmail.com

Billing Email: ______

Phone: ______ ______

Signature: [signature] Date: 8/19/22

In ABI-LAB Common Space (Shared Equipment Available for Use):

Ventilated chemical hood
Large Floor Model Centrifuge (Avanti J-E / J-25 ; Beckman)
GS-6R Table top Centrifuge (Beckman)
Autoclave (Consolidated) – Install in June 2016
HPLC
Biorad Chemi Doc MP Imaging System
GR422 Jouan Centrifuge & Nuaire C48-R Centrifuge Table top Centrifuge
Incubator in Microbiology Room
Laminar Flow Hood
Cell Production Roller Apparatus
Microbiology Centrifuge
Gyratory Water Bath Shaker (New Brunswick)
Water Bath In Microbiology Room

Initials: MC DA

Services Provided Via Membership Fees

Normal Trash removal including Biohazard that can be Autoclaved (See lease for Autoclave use)
Gases for Lab (co2, natural)
Coordination of vendor services
Copying Scaning and printing
Mail and package services
Furniture/Equipment assistance
Snacks and Coffee Stations
Coordination of shared equipment maintenance services
Normal IT support
Natural Gas Back up Generator
Company profile on ABI-lab Site
Communication Support
Guest Lecturers and Seminars
DI Water System first floor labs, common area second floor
Liquid Nitrogen for cell banks
Office/Lab cleaning

Initials: MV DA